Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Exyn Technologies, Inc. of our report dated March 17, 2026, relating to the consolidated financial statements of Exyn Technologies, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Stephano Slack LLC

Wayne, Pennsylvania

March 31, 2026